Exhibit 99.1

Noteholders Report
Crusade Global Trust No. 1 of 2004
Coupon Period Ending 18 April 2005
USD Notes
	FV Outstanding (USD)	Bond Factor	Coupon Rate	Coupon Payments (USD)	Principal Payments (USD)	Charge Offs (USD)
Class A-1 Notes	657,644,612.05	65.764461%	2.8100%	5,053,675.05	61,739,736.56	0.00

	FV Outstanding (AUD)	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class A-2 Notes	460,351,228.43	65.764461%	5.7000%	7,077,559.44	43,217,815.59	0.00
Class B Notes	30,100,000.00	100.000000%	6.1100%	453,479.18	0.00	0.00
Class C Notes	4,600,000.00	100.000000%	6.3100%	71,570.96	0.00	0.00

		31-Mar-05
Pool Summary		AUD
Outstanding Balance- Variable Rate Housing Loans		1,091,420,411
Outstanding Balance- Fixed Rate Loans		229,591,432
Total Outstanding Balance		1,321,011,843
Number of Loans		7,664
Weighted Average Current LVR		58.18%
Average Loan Size		172,366
Weighted Average Seasoning		30 mths
Weighted Average Term to Maturity		287 mths

Principal Collections		AUD
Scheduled Principal Payments		9,162,876.19
Unscheduled Principal Payments		118,065,670.43
Redraws		6,545,565.96

Principal Collections		120,682,980.66

Total Available Principal		AUD
Principal Collections		120,682,980.66
Principal Charge Offs		0.00
Principal Draws		0.00
Total Available Principal		120,682,980.66

Outstanding Principal Draws From Previous Period		0.00

Principal Distributed		120,682,980.66
Principal Retained		0.00

Total Available Funds		AUD
Available Income		25,242,961.88
Principal Draw		0.00
Liquidity Draw		0.00

Total Available Funds		25,242,961.88

Redraw & Liquidity Facilities		AUD
Redraw Shortfall		0.00
Redraw Carryover Charge Offs		0.00

CPR
		Jan-05	Feb-05	Mar-05
	1 mth CPR	22.34%	27.30%	32.89%

Arrears
	% of pool (by balance)
31- 59 days	0.53%
60 - 89 days	0.14%
90+ days	0.11
Defaults	Nil
Losses	Nil